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                                                                    EXHIBIT 99.1


[IPIX LOGO]

                                                                  MEDIA CONTACT:
                                                                  Jeanne Hornung
                                                 Connecting Point Communications
                                                                  (415) 442-4038
                                          JEANNE.HORNUNG@CONNECTINGPOINTCOMM.COM

                                                                   IPIX CONTACT:
                                                                     Paul Farmer
                                                                 (925) 242- 4002
                                                            PAUL.FARMER@IPIX.COM

              IPIX LICENSES ITS RIMFIRE IMAGING TECHNOLOGY TO EBAY

SAN RAMON, CA/ OAK RIDGE, TN - June 27, 2003 - Internet Pictures Corporation (NASDAQ): IPIX) a leader in mission-critical imaging solutions and provider of the Rimfire photo hosting-technology used by many eBay sellers, today announced an amendment to its licensing agreement with eBay.

"Our relationship with eBay over the last three years has proven that iPIX has world class competence in managing content for high-volume, high availability e-commerce," said Don Strickland, iPIX's president and CEO. "We believe that we are well positioned to expand our markets for Rimfire Imaging services across on-line and off-line image-based services with key focus on publishing, automotive, real estate and financial services such as credit card personalization."

iPIX and eBay have amended their current commercial agreement that is scheduled to expire on September 30, 2003. The amended agreement includes a perpetual non-exclusive license to the Rimfire imaging technology and addresses additional potential consideration for certain other transition activities and contingencies. The amendment was filed today on a Form 8-K by iPix.

"With our current financial position and the consideration we expect to receive from eBay under the licensing agreement," added Strickland, "we believe the company is well positioned to pursue both its Rimfire services and immersive technology businesses."

ABOUT IPIX

Internet Pictures Corporation (iPIX(R)) provides mission-critical imaging solutions for commerce, communication and security applications. The Company's solutions create, process and manage a rich variety of media including still images, 360-degree by 360-degree immersive images, video, text and audio. iPIX is the largest online image management and distribution company in the world and currently serves over a billion image views and two million image submissions. iPIX's intellectual property covers patents for immersive imaging, video and surveillance applications.


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The Company is headquartered in Oak Ridge, Tennessee, with co-headquarters in
San Ramon, California. www.ipix.com


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NOTE: Internet Pictures and iPIX are trademarks and service marks of Internet
Pictures Corporation. All other copyrights and trademarks remain the property of their respective owners.

This press release contains forward-looking information within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbors under those sections. In some cases, you can identify forward-looking statements by terminology such as "expect," "believe," "may," "will," "plans" and "anticipate," or the negative of such terms or comparable terminology. Forward-looking statements appearing herein include statements concerning operating and profitability plans and goals and restructuring efforts, and are based on current expectations. Actual results may differ materially from those projected in the forward-looking statements based upon a number of factors including (i) the loss of existing, or an inability to attract new iPIX customers (ii) changes in the demand for iPIX products and services, (iii) technological changes and (iv) general economic, financial or market changes or developments. The matters discussed in this press release also involve risks and uncertainties described from time to time in Internet Pictures Corporation's filings with the Securities and Exchange Commission. In particular, see "Risk Factors" in the Company's annual report on Form 10-K filed with the SEC on March 31, 2003 and "Management's Discussion and Analysis" in the Company's quarterly report on Form 10-Q filed with the SEC on May 13, 2003 (www.sec.gov). Interested persons should also refer to information contained in iPIX's Form 8-K filed on June 27, 2003.